UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10300 Chemin de la Cote-De-Liesse Lachine, Quebec H8T 1A3
(Address of principal executive offices)

(514) 420-0333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On August 30, 2011, the board of directors of A5 Laboratories Inc. (the “Company”) accepted the resignation of Berman & Company, P.A. (“Berman”), as the Company’s independent registered public accounting firm.

The reports of Berman on the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2010, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

During the fiscal year ended September 30, 2010, and through August 30, 2011, there have been no disagreements with Berman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Berman, would have caused them to make reference thereto in connection with their report on the financial statements for the year ended September 30, 2010.

The Company has requested that Berman furnish it with a letter addressed to the U.S. Securities and Exchange Commission, stating whether or not it agrees with the above statements.  A copy of the letter provided by Berman is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Registered Public Accounting Firm

On September 6, 2011, the Company’s board of directors approved the engagement of Seale & Beers, Certified Public Accountants, LLC (“Beers”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended September 30, 2010, and the subsequent interim period prior to the engagement of Beers, the Company has not consulted Beers regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter of Berman & Company, P.A, dated September 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A5 LABORATORIES INC.

Date: September 6, 2011	By:	/s/ Richard Azani
Name: Richard Azani
Title: Chief Executive Officer